UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 15, 2004

Date of Report (Date of earliest event reported)

RAMBUS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4440 El Camino Real, Los Altos, CA 94022

(Address of principal executive offices, including zip code)

(650) 947-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On July 15, 2004, Rambus Inc. and Cadence Design Systems, Inc. (Cadence) issued a joint press release announcing Rambus’ acquisition of certain serial link intellectual property assets from Cadence. The acquisition requires Rambus to pay Cadence $11 million up front and, upon the satisfaction of certain milestones by Cadence, an additional $5 million. The parties also executed an OEM agreement and a licensing agreement related to serial link foundry cells, of which the purchased assets will be a subset.

A copy of the joint press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Joint Press Release issued by Rambus Inc. and Cadence Design Systems, Inc. dated July 15, 2004 regarding the acquisition of certain intellectual property assets from Cadence and other agreements.

99.2	Press Release issued by Rambus Inc. dated July 15, 2004 regarding the Company’s quarterly results for the period ended June 30, 2004.

Item 12. Results of Operations and Financial Condition

On July 15, 2004, Rambus Inc. issued a press release announcing results for the quarter ended June 30, 2004. A copy of the press release is attached as Exhibit 99.2 to this current report on Form 8-K and is incorporated by reference herein.

The information in this current report on Form 8-K under Item 12 above and the Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMBUS INC.

/s/ Robert K. Eulau
Robert K. Eulau, Senior Vice President, Finance and Chief Financial Officer

Date: July 15, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release issued by Rambus Inc. and Cadence Design Systems, Inc. dated July 15, 2004 regarding the acquisition of certain intellectual property assets from Cadence and other agreements.

99.2	Press Release issued by Rambus Inc. dated July 15, 2004 regarding the Company’s quarterly results for the period ended June 30, 2004.